UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

October 31, 2008	(October 22, 2008)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32421 (Commission File Number)	58-2342021 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant

On October 31, 2008, Fusion Telecommunications International, Inc., (the “Company) and a lender agreed to amend (“Amendment”) a promissory note originally dated October 22, 2008 (the “Old Note”) evidencing $150,000 borrowed from the lender, who is an entity and a shareholder of the Company. Under the note, as amended, the interest on the outstanding principal balance from October 22, 2008 through the maturity date of December 31, 2008 shall be paid at the rate of 10% percent per annum. If this note as amended is not paid by the maturity date, the note will automatically convert to a demand note and the lender has the right to demand payment of all outstanding principal and accrued interest with ten (10) days notice. This Amendment, as well as the original note, grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s accounts receivable. The proceeds will be for general working capital purposes. . The form of promissory note issued in this transaction is incorporated by reference and filed as an exhibit to this report.

On October 24, 2008, the Fusion Telecommunications International, Inc., (the “Company) borrowed $500,000 from a non-related individual. The loan is evidenced by a promissory note providing for repayment of the outstanding principal balance on its maturity date of February 24, 2009, plus interest at the rate of ten percent (10%) per annum. If the note is not paid by the maturity date, the note will automatically convert to a demand note and the lender has the right to demand payment of all outstanding principal and accrued interest with ten (10) days notice. The note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s accounts receivable. The proceeds are being used for general working capital purposes. The form of promissory note issued in this transaction is incorporated by reference and filed as an exhibit to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On October 27, 2008, Dennis Mehiel resigned as a Director of the Company to pursue other interests. The resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Amended and Restated Promissory Note and Security Agreement
99.2	Form of Promissory Note and Security Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8 –K filed with the Securities Exchange Commission on October 6, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	:	/s/ MATTHEW D. ROSEN
Matthew D. Rosen
October 31, 2008		as Chief Executive Officer

INDEX TO EXHIBITS

NO.	DESCRIPTION
10.1	Form of Amended and Restated Promissory Note and Security Agreement